Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request. Omissions are designated as ***.

Exhibit 10.4
Mylan Inc. (the "Purchaser")
1500 Corporate Drive
Canonsburg PA 15317
United States of America

Agila Specialties Asia Pte Ltd ("Strides Singapore")
8 Cross Street
#10-00 PWC Building
Singapore 048424

Strides Arcolab Limited ("SAL")
201, Devavrata
Sector 17
Navi Mumbai 400703
India

Arun Kumar
Strides House
Bilekahalli
Bannerghatta Road
Bangalore 560076
India

Pronomz Ventures LLP
Star 2 Opp. IIMB
Bilekahalli
Bannerghatta Road
Bangalore 560076
India
together, the "Parties".
Effective date: 27 February 2013
Share Purchase Agreement with an effective date of 27 February 2013 by and among the Purchaser, Strides Singapore, Arun Kumar and Pronomz Ventures LLP (each of Arun Kumar and Pronomz Ventures LLP being a "Promoter" and together the "Promoters") for the sale and purchase of the entire issued share capital of Agila Specialties Global Pte Ltd (the "Agila Global SPA").

Share Purchase Agreement with an effective date of 27 February 2013 between the Purchaser, SAL, Arun Kumar and Pronomz Ventures LLP (each of Arun Kumar and Pronomz Ventures LLP being a "Promoter" and together the "Promoters") for the sale and purchase of the entire issued share capital of Agila Specialties Pvt Limited ("Agila India SPA") (the Agila India SPA, and together with the Agila Global SPA, the "Agreements").

Unless the context requires otherwise, capitalised terms not defined in this deed (this "Completion Deed") shall have the meanings given to them in the Agreements (as applicable). The Parties agree that this Completion Deed, which is made as a deed, shall constitute a Transaction Document for the purposes of the Agreements (including for purposes of Clause 16.10, Clause 16.11 and Schedule 8 of the Agila Global SPA and the Agila India SPA, as the case may be). SAL and Strides Singapore are referred to herein as the "Sellers" and each a "Seller".
All references herein to "the date of this Deed" or "the date hereof" or other similar phrases shall be interpreted and construed as references to its effective date of February 27, 2013; and (ii) all references to the date of this Deed in any other Transaction Document shall be interpreted and construed as references to such effective date.
The Parties further agree that notwithstanding anything to the contrary in either of the Agreements:
In this Completion Deed, “Group Company” shall mean any company which falls within the definition of “Group Company” in either the Agila Global SPA or the Agila India SPA, “Applicable Law” means all laws, regulations, directives, statutes, subordinate legislation, common law, and civil codes of any jurisdiction and all codes of practice having force of law, all judgments, orders, notices, instructions, decisions and awards of any court or governmental authority falling within the definition of “Applicable Law” under the Agila Global SPA or the Agila India SPA and “Draft Limited Review Accounts”, “Final Limited Review Accounts” “Draft Individual Accounts”, “Final Individual Accounts” and “Accounts” mean in each case such accounts as fall within the definitions of those terms in either the Agila Global SPA or the Agila India SPA.

1.	APPLICABILITY OF CONDITIONS

1.1
Conditions under (and as defined in) the Agila India SPA, shall constitute Conditions under (and as defined in) the Agila Global SPA and shall be satisfied and/or waived in accordance with the relevant provisions set out in the Agila India SPA.

1.2
Conditions under (and as defined in) the Agila Global SPA, shall constitute Conditions under (and as defined in) the Agila India SPA and shall be satisfied and/or waived in accordance with the relevant provisions set out in the Agila Global SPA.

2.	SATISFACTION OF CONDITIONS AND TERMINATION

2.1
The Purchaser shall not be obligated to effect Completion under the Agila Global SPA unless and until all of the Conditions set forth on Schedule 2 to the Agila India SPA shall have been satisfied or waived by the relevant parties thereunder in accordance with the terms of the Agila India SPA.

2.2
The Purchaser shall not be obligated to effect Completion under the Agila India SPA unless and until all of the Conditions set forth on Schedule 2 to the Agila Global SPA shall have been satisfied or waived by the relevant parties thereunder in accordance with the terms of the Agila Global SPA.

2.3
If either the Agila Global SPA or the Agila India SPA terminates or is terminated in accordance with its terms, the Agila India SPA or the Agila Global SPA (respectively) shall also be treated as having terminated or been terminated in accordance with its terms.

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

3.	SIMULTANEOUS COMPLETION
Notwithstanding the provisions of the Agila Global SPA and the Agila India SPA, Completion under (and as defined in) the Agila Global SPA and Completion under (and as defined in) the Agila India SPA shall occur simultaneously at the later of the (i) time at which Completion would fall to take place under Clause 6.1 of the Agila Global SPA, and (ii) the time at which Completion would fall to take place under Clause 6.1 of the Agila India SPA provided that, at the time Completion under each of the Agila Global SPA and the Agila India SPA will fall to take place under this paragraph 3, the Negative Conditions set out in each of the Agila Global SPA and the Agila India SPA are satisfied or waived in accordance with the terms of the Agila Global SPA and the Agila India SPA, as applicable.

4.	LEFT INTENTIONALLY BLANK

5.	RESTRICTIVE COVENANTS
The Purchaser and any of its Affiliates (including any Group Company) shall be entitled to enforce any obligation, undertaking or covenant of either of the Sellers, any member of the Seller's Group or either of the Promoters set forth in any of Clause 13 (Protection of Purchaser's Interests) of the Agila Global SPA, Clause 13 (Protection of Purchaser's Interests) of the Agila India SPA and/or the Restrictive Covenant Agreement (as defined in the Agila Global SPA) on an independent and non-exclusive basis, and the enforcement of any such obligation, undertaking or covenant pursuant to any of such agreements shall not preclude enforcement of the same or any similar obligation, undertaking or covenant under any or all of the other such agreements, it being the express intent of the parties thereto that such obligations, undertakings and covenants may be enforced in any relevant jurisdiction or territory and up to the maximum allowable time period permitted under Applicable Law (but for the avoidance of doubt no longer than the periods set out in the Restrictive Covenant Agreement).

6.	SAL WARRANTY

6.1	SAL hereby warrants to the Purchaser on the date of this Completion Deed in the terms set out at paragraphs 6.3 to 6.5 of this Completion Deed.

6.2	Except as set out above, for the purposes of paragraphs 6.3 to 6.5 of this Completion Deed, capitalised terms shall have the meanings given to them in the Agila Global SPA.

6.3	General

6.3.1
The Draft Limited Review Accounts have been prepared in accordance with the accounting policies stated in them and have been properly prepared and are accurate in all material respects and not misleading.

6.3.2
The Final Limited Review Accounts will be prepared in accordance with the accounting policies stated in them and will be properly prepared and will be accurate in all material respects and not misleading.

6.3.3	The Draft Individual Accounts have been prepared in accordance with the accounting policies stated in them and have been properly prepared and are accurate in all material respects and not misleading.

6.3.4	The Final Individual Accounts will:

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

(A)	have been prepared in accordance with the accounting policies stated in them; and

(B)
show a true and fair view of the state of affairs of the relevant Group Company as at the date of the relevant Final Individual Accounts and of its profit or loss for the accounting reference period ended on that date.

6.4	Position since Accounts Date

Since the Accounts Date:

6.4.1	apart from the dividends provided for or disclosed in the Accounts, no dividend or other distribution has been declared, paid or made by any Group Company to a party other than a Group Company;

6.4.2	the business of all Group Companies has been carried on in the Ordinary Course of Business and so as to maintain them as a going concern;

6.4.3	no Group Company has acquired or disposed of or agreed to acquire or dispose of any business or any material asset other than trading stock in the Ordinary Course of Business; and

6.4.4	there has not occurred any Material Adverse Effect.

6.5	No Undisclosed Liabilities

6.5.1
No Group Company has incurred or assumed any material Liabilities except for Liabilities: (i) reflected or reserved against in the Draft Limited Review Accounts or which will be reflected or reserved in the Final Limited Review Accounts; or (ii) incurred in the Ordinary Course of Business, since the Accounts Date.

6.5.2
No Group Company that has prepared Draft Individual Accounts has incurred or assumed any material Liabilities except for Liabilities: (i) reflected or reserved against in the Draft Individual Accounts or which will be reflected or reserved in the Final Individual Accounts; or (ii) incurred in the Ordinary Course of Business, since the Accounts Date.

7.	LIMITATIONS

7.1	***

7.2	***

7.3	***

7.4	***

7.5
Notwithstanding paragraphs 3.1 to 3.5 of Schedule 9 to the Agila Global SPA, it is agreed that this Completion Deed and the matters referred to in paragraphs 7.1, 7.2, 7.3 or 7.4 (as appropriate) of this Completion Deed will prevail in the event of inconsistency with paragraphs 3.1 to 3.5 of Schedule 9 to the Agila Global SPA.

7.6
Notwithstanding paragraphs 3.1 to 3.5 of Schedule 9 to the Agila India SPA, it is agreed that this Completion Deed and the matters referred to in paragraphs 7.1, 7.2, 7.3 or 7.4 (as appropriate) of this Completion Deed will prevail in the event of inconsistency with paragraphs 3.1 to 3.5 of Schedule 9 to the Agila India SPA.

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

7.7	***

8.	DISCLOSURE

8.1
The Seller shall not be liable in respect of a Claim under (and as defined in) the Agila Global SPA or pursuant to paragraph 6 of this Completion Deed to the extent that specific narrative disclosures (including reference(s) to any specific document(s)) against a particular Seller Warranty in the Agila India SPA are included in either the Signing Disclosure Letter (as defined in the Agila India SPA) or the Completion Disclosure Letter (as defined in the Agila India SPA), and such narrative disclosures will apply to all of the Seller Warranties in the Agila Global SPA and paragraph 6 of this Completion Deed to the extent they are or may be relevant, to the extent fairly disclosed. For the avoidance of doubt, references to disclosures of folders contained in the Data Room shall be limited to the specific Seller Warranty in the Agila India SPA to which it refers or against which it is limited.

8.2
The Seller shall not be liable in respect of a Claim under (and as defined in) the Agila India SPA or pursuant to paragraph 6 of this Completion Deed to the extent that specific narrative disclosures (including reference(s) to any specific document(s)) against a particular Seller Warranty in the Agila Global SPA are included in either the Signing Disclosure Letter (as defined in the Basil Global SPA) or the Completion Disclosure Letter (as defined in the Agila Global SPA), and such narrative disclosures will apply to all of the Seller Warranties in the Agila India SPA and paragraph 6 of this Completion Deed to the extent they are or may be relevant, to the extent fairly disclosed. For the avoidance of doubt, references to disclosures of folders contained in the Data Room shall be limited to the specific Seller Warranty in the Agila Global SPA to which it refers or against which it is limited.

9.	LIMITATION ON LIABILITY

9.1
The provisions in Schedule 9 (Limitations on Liability) to the Agila Global SPA (except for paragraphs 3.1, 3.2 and 3.3 of Schedule 9 to the Agila Global SPA) shall apply to paragraph 6 of this Completion Deed (the "Applicable Provisions") mutatis mutandis as if the following references in those Applicable Provisions were amended accordingly:

9.1.1	references to the “Seller” were references to SAL (as appropriate); and

9.1.2	references to a "Claim" or “General Claim” were references to a claim under this Completion Deed.

10.	OTHER MATTERS

10.1
For the purposes of determining a Commitment that the Purchaser shall be required to undertake pursuant to Clause 4.4.3 of the Agila Global SPA and the Agila India SPA, it is agreed that a Commitment shall be aggregated across both the Agreements such that the Purchaser shall not be required to undertake a Commitment if it imposes directly or indirectly an obligation to sell, transfer, dispose or agree to any remedy, sanction, commitment, undertaking, modification, obligation or measure having similar effect to a sale, transfer or disposal with respect to any Assets (whether such Assets are of a Group Company, the Purchaser or any of its Affiliates, and whether such Assets are or relate to a Product Registration, any application filed for a Product Registration, rights to a pharmaceutical product under development, services provided to a third party in respect of any pharmaceutical product or otherwise) generating, in the aggregate, more than ***

10.2	For the purposes of determining the maximum amount of insurance premiums for D&O Insurance that the Purchaser shall be responsible for paying pursuant to Clause 12.4 of the

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

Aglia Global SPA and the Agila India SPA, the total costs paid pursuant to the Agreements shall be ***

10.3
With respect to Schedule 3 (Conduct of Business before Completion) - Items 4 (material acquisitions and disposals), 7 (material contracts), 8 (Tenders outside Ordinary Course), 10 (Indebtedness other than Permitted Capex), 14 (Loans outside Ordinary Course), 17 (modifications of contracts), 20 (claims / Proceedings), 27 (new personnel and Employee number increases), 28 (increases in Group staff costs) and 30 (termination/dismissal of Employees/Senior Employees), the Sellers shall not, and shall not permit their respective Group Companies to, exceed the thresholds set forth in paragraph 6 of this Completion Deed, measured on an aggregate basis across both the Agreements.

10.4
The Parties agree that items falling for calculation or determination under the provisions of Schedule 4 of the Agila Global SPA shall not be double counted and shall not fall for calculation or determination under the provisions of Schedule 4 of the Agila India SPA.

11.	NOTICES
The provisions in Clause 17 (Notices) of each of the Agreements shall apply to this Completion Deed mutatis mutandis.

12.	MISCELLANEOUS

12.1
Any delay by any Party in exercising, or any failure to exercise, any right or remedy under this Completion Deed shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any rights or remedy under this Completion Deed or otherwise shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. No waiver of this Completion Deed or of any provision hereof will be effective unless it is in writing and signed by the Party against whom such waiver is sought to be enforced. Any waiver or any right or default hereunder shall be effective only in the instance given and will not operate as or imply a waiver of any other or similar right or default on any subsequent occasion.

12.2	The rights, powers and remedies provided in this Completion Deed are cumulative and not exclusive of any power, rights and remedies provided by Applicable Law or otherwise.

12.3	This Completion Deed shall be binding on and be for the benefit of the successors, personal representatives and permitted assigns of the Parties.

12.4
No variation of this Completion Deed shall be effective unless it is in writing (which, for this purpose, does not include email) and signed by or on behalf of the Parties. For this purpose, the term "variation" shall, in each case, include any variation, supplement, amendment, deletion or replacement however effected.

12.5
Save as otherwise expressly provided herein, no term of this Completion Deed shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Completion Deed.

12.6	The provisions of Clauses 16.2, 16.3 and 16.4 (Confidentiality) of the Agila Global SPA shall apply to this Completion Deed mutatis mutandis.

12.7	Each Party confirms on behalf of itself and its Affiliates that this Completion Deed and the other Transaction Documents represent the entire understanding, and constitute the whole

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

agreement, in relation to their subject matter and supersede any previous agreement between the parties with respect thereto.

12.8	The Parties shall pay their own costs in connection with the preparation and negotiation of this Completion Deed and any matter contemplated by it.

12.9
This Completion Deed was negotiated in English and, to be valid, all certificates, notices, communications and other documents made in connection with it shall be in English. If all or any part of this Completion Deed or any such certificate, notice, communication or other document is for any reason translated into any language other than English the English text shall prevail.

12.10	Each Party understands English and is content for all communications relating to this Completion Deed to be served on it in English.

12.11	If at any time any provision of this Completion Deed shall be held to be illegal, void, invalid or unenforceable in whole or in part under any enactment or rule of law in any jurisdiction, then:

12.11.1	such provision shall:

(A)	to the extent that it is illegal, void, invalid or unenforceable be given no effect and shall be deemed not to be included in this Completion Deed; and

(B)
not affect or impair the legality, validity or enforceability in that jurisdiction of any other provision of this Completion Deed; or the legality, validity or enforceability under the law of any other jurisdiction of such provision or any other provision of this Completion Deed; and

12.11.2
the Parties shall use all reasonable endeavours to replace such a provision with a valid and enforceable substitute provision which carries out, as closely as possible, the intentions of the Parties under this Completion Deed.

12.12
Any date or period may be extended by mutual agreement between the Parties, but time shall be of the essence as regards any date or period originally fixed or any date or period extended pursuant to this paragraph.

12.13
This Completion Deed may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered constitutes an original of this Completion Deed, but all the counterparts shall together constitute one and the same instrument. Subject to the terms hereof, the Parties agree that this Deed shall be dated as of the date in New York at the time the Purchaser signs its counterpart.

12.14
Without prejudice to the Seller Guarantee or clause 4 of this Completion Deed, the Parties agree that the obligations and liability of SAL, Strides Singapore and each of the Promoters under the Transaction Documents to which they are party shall be several and not joint and several.

12.15
In consideration for accepting the rights and assuming the obligations ascribed to them under this Deed, the Parties hereby agree that the Original Deed shall be amended and restated in its entirety in the form set out in this Deed. The Parties hereby agree that this Deed is executed on 5 April 2013 but that for all purposes it shall have an effective date of 27 February 2013. For purposes hereof, "Original Deed" means the deed dated 27 February 2013 made between the Parties regarding Completion and the other matters set forth herein.

13.	GOVERNING LAW AND JURISDICTION

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

13.1
This Completion Deed and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual disputes or claims) shall be governed by and construed in accordance with Clause 18 of the Agila Global SPA as if that Clause was set out in full in this Completion Deed mutatis mutandis.

13.2
Any disputes arising out of or in connection with this Completion Deed shall be resolved in accordance with Clause 19 of the Agila Global SPA as if that Clause was set out in full in this Completion Deed mutatis mutandis. For the avoidance of doubt, this Completion Deed shall be a "Related Agreement" for the purposes of Clause 19 of the Agila Global SPA and the Agila India SPA and for the purposes of this Completion Deed, each of the Agila Global SPA and the Agila India SPA shall be a “Related Agreement”.

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

IN WITNESS whereof this DEED has been executed by the Parties and delivered as a deed on 5 April 2013 with an effective date of 27 February 2013.

EXECUTED as a DEED and DELIVERED on behalf of
AGILA SPECIALTIES ASIA PTE LTD,	/s/ Tan Kia Yew
a company incorporated in the Republic of Singapore, by Mr. Tan Kia Yew,	Director
being a person who, in accordance with the laws of that territory, is acting under the authority of the company in the presence of:
Signature of Witness	/s/ Ow Yew Kum

Name of Witness (in BLOCK CAPITALS)	OW YEW KUM

Address of Witness	***

EXECUTED as a DEED and DELIVERED on behalf of
STRIDES ARCOLAB LIMITED,	/s/ Nasser Kabir
a company incorporated in the Republic of India, by NASSER KABIR,	Authorised Signatory
being a person who, in accordance with the laws of that territory, is acting under the authority of the company in the presence of:
Signature of Witness	/s/ Manjula R.

Name of Witness (in BLOCK CAPITALS)	MANJULA R.

Address of Witness	Strides House
Bannerghatta Road
Bangalore 560076

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

EXECUTED as a DEED and DELIVERED on behalf of
MYLAN INC.,	/s/ Heather Bresch
a company incorporated in the State of Pennsylvania, United States of America, by HEATHER BRESCH,	Authorised Signatory
being a person who, in accordance with the laws of that territory, is acting under the authority of the company in the presence of:
Signature of Witness	/s/ David Allen

Name of Witness (in BLOCK CAPITALS)	DAVID ALLEN

Address of Witness	***
PROMOTERS
EXECUTED as a DEED and DELIVERED by
ARUN KUMAR	/s/ Arun Kumar
Promoter
in the presence of:
Signature of Witness	/s/ Manjula R.

Name of Witness (in BLOCK CAPITALS)	MANJULA R.

Address of Witness	Strides House
Bannerghatta Road
Bangalore 560076
EXECUTED as a DEED and DELIVERED on behalf of
PRONOMZ VENTURES LLP	/s/ Arun Kumar
a limited liability partnership incorporated in India, by ARUN KUMAR,	Partner
being a person who, in accordance with the laws of that territory, is acting under the authority of the limited liability partnership in the presence of:
Signature of Witness	/s/ Manjula R.

Name of Witness (in BLOCK CAPITALS)	MANJULA R.

Address of Witness	Strides House
Bannerghatta Road

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

Bangalore 560076

*** Denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.